EXHIBIT 2.1

STRICTLY CONFIDENTIAL
October 24, 2023
By email
To:
Lexar Europe B.V.
Shenzhen Longsys Electronics Co., Ltd.
c/o Shenzhen Longsys Electronics Co., Ltd.
Attention: Senior Vice President

Email: [***]

Copy:
[***]
[***]
[***]

Re: Project Bolt
Dear Sirs/Madams,
We refer to that certain Stock Purchase Agreement, dated as of June 13, 2023 (the “SPA”), by and among SMART Modular Technologies (LX) S.à. r.l., a société à responsabilité limitée governed by the laws of Grand Duchy of Luxembourg (“Seller”), Lexar Europe B.V., a company organized under the laws of The Netherlands (“Purchaser”), Shenzhen Longsys Electronics Co., Ltd., a company limited by shares governed by the laws of the People’s Republic of China (“Parent”), solely for Article IV, Section 5.06 and Section 5.22 of the SPA, Shanghai Intelligent Memory Semiconductor Co., Ltd. (上海慧忆半导体有限公司), a limited liability company governed by the laws of the People’s Republic of China, and, solely for purposes of Section 3.01, Section 3.02, Section 3.03(b), Section 5.04, Section 5.06, Section 5.16, Section 5.17, Section 5.19, Section 5.20 and Section 11.17 of the SPA, SMART Global Holdings, Inc., a Cayman Islands exempted company limited by shares. Unless otherwise defined herein, capitalized terms used in this letter agreement shall have the meaning given to them in the SPA.
The undersigned parties hereby acknowledge and agree that:
1.The reference to “December 10, 2023” in Section 8.01(b) of the SPA is hereby replaced with “January 31, 2024.”
2.The first sentence of Section 5.18 of the SPA is hereby replaced in its entirety with the following sentence: “As promptly as reasonably practicable following Parent’s receipt of the Target Financial Statements (and in any event within sixty (60) days thereafter), Parent shall prepare and submit for approval to the Shenzhen Stock Exchange the Circular and notice of the Parent Shareholder Meeting.”
3.Section 5.23 of the SPA is hereby replaced in its entirety with the following: “The Transferred Subsidiaries will (a) retain any copies of the software code that is referred to as “WipTrack” and “Stage Coach,” a related database referred to as “Stable” and all included data, and any associated printed and electronic materials and associated documentation, as each item exists and is used by the Transferred Subsidiaries as of the Closing Date and is located on the Transferred Subsidiaries’ premises or on IT Systems located in Brazil as of the Closing Date, and (b) receive a license under the applicable Seller affiliates’ Intellectual Property Rights in the foregoing as set forth in Section 2.2(a) of the Intellectual Property License Agreement. For clarity, all Intellectual Property Rights in this software and documentation will remain with the applicable Seller affiliates

(excluding, for clarity, the Transferred Subsidiaries), and no such rights will be assigned or transferred to the Transferred Subsidiaries or to Purchaser or its Affiliates. The parties will revise the Intellectual Property License Agreement and the schedules to the Transition Services Agreement prior to Closing to reflect the foregoing.”
4.Exhibit C of the SPA is hereby replaced in its entirety with Exhibit A hereto.
5.For the avoidance of doubt, Parent shall not be responsible for any fees payable in connection with the audit of the Target Financial Statements that are attributable to the US GAAP and SOX audits of the Brazil financial statements, which fees, for the avoidance of doubt, shall be the sole responsibility of Seller and Seller Guarantor. Exhibit B hereto sets out a detailed break-down of such fees.
The provisions of the SPA shall, save for the provisions expressly set out in this letter agreement, continue in full force and effect, and shall be read and construed as one document with this letter agreement. Section 5.04 (Confidentiality) and Article XI (Miscellaneous) of the SPA shall apply mutatis mutandis to this letter agreement.
[Signature Pages Follow]

By signing this letter agreement in the space below, each party hereto hereby indicates its consent to the foregoing agreements and understandings set forth herein as of the date first written above.

SMART Modular Technologies (LX) S.à r.l.

By: /s/ Anne Kuykendall
Name: Anne Kuykendall
Title: Class A Manager

By: /s/ Thomas Probst
Name: Thomas Probst
Title: Class B Manager

SMART Global Holdings, Inc.

By: /s/ Anne Kuykendall
Name: Anne Kuykendall
Title: Senior Vice President, Secretary and Chief Legal Officer

[Signature Page to Side Letter to SPA]

ACKNOWLEDGED AND AGREED:

Lexar Europe B.V.

By: /s/ Christopher H. Chang
Name: Christopher H. Chang
Title: Authorized Person

Shenzhen Longsys Electronics Co., Ltd.

By: /s/ Christopher H. Chang
Name: Christopher H. Chang
Title: Authorized Person

Shanghai Intelligent Memory Semiconductor Co., Ltd.

By: /s/ Christopher H. Chang
Name: Christopher H. Chang
Title: Authorized Person

[Signature Page to Side Letter to SPA]